EXHIBIT N


                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Pre-Effective Amendment No. 1 and Amendment No. 26 to Registration Statement File Nos. 333-49043 and 811-5399, respectively.



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
May 8, 1998